        As filed with the Securities and Exchange Commission on April 26, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TIDELANDS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	02-0570232
(State of incorporation or organization)	(IRS Employer Identificiation No.)

875 Lowcountry Boulevard
Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered.	Name of each exchange on which each class is to be registered.

Common Stock	__________________________________
__________________________________	__________________________________
__________________________________	__________________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    [X]

Securities Act registration statement file number to which this form relates:    333-97035

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.   Description of Registrant’s Securities To Be Registered.

        For information with respect to the common stock, par value $.01 per share (the “Common Stock”), of Tidelands Bancshares, Inc., a South Carolina corporation (the “Registrant”), see the information under the captions “Description of Capital Stock” and “Dividend Policy” contained in the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on July 24, 2002, and as amended on August 22, 2002, February 19, 2003, February 28, 2003, April 3, 2003, and July 31, 2003. The Registration Statement is deemed to be incorporated herein by reference.

Item 2.   Exhibits.

        The following exhibits are filed as a part of the Registration Statement:

Exhibit
Number                     Description of Exhibit

4.1.	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.2.	Bylaws (incorporated by reference as Exhibit 3.2 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.3.	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.4.	Tidelands Bancshares, Inc. 2004 Stock Incentive Plan (incorporated by reference as Exhibit 10.15 to the Company's Form 10-KSB for the period ended December 31, 2003 filed with the SEC on March 26, 2004, File No. 333-97035).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIDELANDS BANCSHARES, INC.
(Registrant)

By: /s/ Robert E. Coffee, Jr.
Robert E. Coffee, Jr.
President and Chief Executive Officer

Date:   April 26, 2004

Exhibit
Number                     Description of Exhibit

4.1.	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.2.	Bylaws (incorporated by reference as Exhibit 3.2 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.3.	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company's Form SB-2 filed with the SEC on July 24, 2002, File No. 333-97035).

4.4.	Tidelands Bancshares, Inc. 2004 Stock Incentive Plan (incorporated by reference as Exhibit 10.15 to the Company's Form 10-KSB for the period ended December 31, 2003 filed with the SEC on March 26, 2004, File No. 333-97035).

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